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Exhibit 32.1

CERTIFICATION

        The undersigned officers of Affiliated Managers Group, Inc. (the "Company") hereby certify that the Company's quarterly report on Form 10-Q to which this certification is attached (the "Report"), as filed with the Securities and Exchange Commission on the date hereof, fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

November 9, 2004

By:	/s/ WILLIAM J. NUTT
	Name:	William J. Nutt
	Title:	Chairman and Chief Executive Officer
By:	/s/ DARRELL W. CRATE
	Name:	Darrell W. Crate
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

        This certification shall not be deemed "filed" for any purpose, nor shall it be deemed incorporated by reference into any filing, under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended. A signed original of this certification has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

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  Exhibit 32.1